UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2011

Fortune Brands Home & Security, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of principal executive offices) (Zip Code)

(847) 484-4400

Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2011, Fortune Brands Home & Security, Inc. (“FBHS”), a wholly-owned subsidiary of Fortune Brands, Inc. (“Fortune Brands”), entered into a $500 million short-term credit agreement among FBHS, Bank of America, N.A. (“Bank of America”) and JPMorgan Chase Bank, N.A. (“JPMCB”), as lenders (the “Credit Agreement”). In connection with the Credit Agreement, Fortune Brands entered into a guaranty agreement in favor of Bank of America and JPMCB (the “Lenders”), guaranteeing the obligations of FBHS under the Credit Agreement (the “Parent Guaranty”).

The proceeds of borrowings under the Credit Agreement may be used only to finance a cash distribution by FBHS to Fortune Brands in connection with the planned spin-off of FBHS from Fortune Brands.

Interest on loans under the Credit Agreement will accrue at the sum of (a) the LIBO Rate for an interest period of one week (or other period of 14 days or less requested by FBHS) plus (b) 1.50%. The maturity date for loans will be the earliest of (a) the date of the initial extension of credit under the $1 billion credit agreement dated August 22, 2011 among FBHS (as successor by conversion to Fortune Brands Home & Security LLC), the lenders party thereto, and JPMCB, as administrative agent (the “Syndicated Credit Agreement”), (b) ten business days after the date on which certain condition precedents under the Credit Agreement are satisfied or waived and loans are requested to be made, and (c) December 14, 2011.

The Credit Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. The covenants include certain limitations on secured debt, sale-leaseback transactions, subsidiary debt and guarantees, fundamental changes and transactions with affiliates. The Credit Agreement also includes a covenant under which FBHS is required to maintain a minimum ratio of consolidated EBITDA to consolidated interest expense of 3.0 to 1.0. In addition, the Credit Agreement includes a covenant under which FBHS’ ratio of consolidated total indebtedness to consolidated EBITDA may not exceed 3.5 to 1.0.

Under certain conditions the lending commitments under the Credit Agreement may be terminated by the Lenders and amounts outstanding under the Credit Agreement may be accelerated. The events of default include: (a) with respect to FBHS, failure to pay any principal, interest or other amounts when due, failure to comply with its covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of FBHS and its subsidiaries, bankruptcy, material judgments rendered against FBHS or certain of its subsidiaries, certain ERISA events or a change of control of FBHS, subject to various exceptions and notice, cure and grace periods; and (b) with respect to Fortune Brands, failure to comply with its covenants in the Parent Guaranty and any event of default under the Three-Year Revolving Credit Agreement dated as of February 3, 2010 among Fortune Brands, the lenders thereunder and JPMCB, as administrative agent.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

Date: September 6, 2011	By:	/s/ Lauren S. Tashma
Name: Lauren S. Tashma
Title: Assistant Secretary